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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 23, 1998



                                  GO2NET, INC.
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                        0-22047               91-1710182
(State or other jurisdiction of    (Commission File         (IRS Employer
incorporation or organization)         Number)           Identification Number)


    999 Third Avenue, Suite 4700
             Seattle, WA                             98104
  (Address of principal executive                 (Zip Code)
    offices)


        Registrant's telephone number, including area code (206) 447-1595

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Item 2.  Acquisition or Disposition of Assets.

         On June 23, 1998, go2net, Inc., a Delaware corporation (the "Company"), completed the closing of the merger ("Merger") of Silicon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("SAC"), with and into Silicon Investor, Inc., a Delaware corporation ("SI"), pursuant to an Agreement and Plan of Merger (the "Agreement"), dated as of April 22, 1998, by and among the Company, SAC, SI, Brad Dryer and Jeff Dryer. As a result of the Merger, SI became a wholly-owned subsidiary of the Company. The Merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization.

         In the Merger, all outstanding shares of Common Stock of SI and options to purchase Common Stock of SI were converted into an aggregate of 1,250,000 shares and options to purchase Common Stock, par value $.01 per share, of the Company. All outstanding options to purchase Common Stock of SI have been assumed by the Company and converted into options to purchase Common Stock of the Company. Under the terms of the Agreement, the Company has agreed to file, within approximately 75 days of the closing date of the Merger, a Registration Statement on Form S-3 with respect to the resale of the shares of the Company's Common Stock issued in the Merger.

         Under the terms of the Agreement and related Escrow Agreement, dated June 23, 1998, an aggregate of 92,849 shares of Common Stock of the Company and options to purchase an additional 896 shares of Common Stock of the Company will be held in escrow for the purpose of indemnifying the Company against certain liabilities of SI and its stockholders. The escrow will expire on the earlier to occur of (i) the date the Company has received a signed opinion from its independent auditors certifying the Company's financial statements for the fiscal year ending September 30, 1998, and (ii) December 31, 1998.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial Statements of Business Acquired.

                           Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

                  (b)      Pro Forma Financial Information.

                           Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

                  (c)      Exhibits

                           2.1 Agreement and Plan of Merger dated as of April 22, 1998 by and among go2net, Inc., Silicon Acquisition Corp., Silicon Investor, Inc., Brad Dryer and Jeff Dryer (previously filed as Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GO2NET, INC.



Date:  July 6, 1998                  By: /s/ Russell C. Horowitz
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                                         Russell C. Horowitz
                                         President and Chief Executive Officer

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